  Exhibit 21.1

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of March 27, 2023	State or Jurisdiction or Incorporation	Percent Owned
Holding San Marcos LLC	Delaware	78.00
LIPT San Marcos LLC	Delaware	100.00
LIPT 140 Park Avenue, LLC	Delaware	100.00
LIPT Chestnut Street, LLC	Delaware	100.00
Aquinas Realty Investors II, LLC	Delaware	100.00
Aquinas Holdings II, LLC	Delaware	100.00
Aquinas 2021 Chestnut Street, General Partner, LLC	Delaware	100.00
Aquinas 2021 Chestnut Street, LP	Delaware	100.00
JLLIPT Holdings GP	Delaware	100.00
JLLIPT Holdings LP	Delaware	99.00
JLL Exchange TRS, LLC	Delaware	100.00
JLLX Ardenwood Master Tenant, LLC	Delaware	100.00
JLLX Ardenwood I, DST	Delaware	99.00
JLLX Ardenwood II, DST	Delaware	100.00
JLLX Diversified II, DST	Delaware	100.00
JLLX Diversified II Master Tenant, LLC	Delaware	100.00
JLLX Friendship Distribution Master Tenant, LLC	Delaware	100.00
JLLX Friendship Distribution Center, DST	Delaware	100.00
JLLX Johns Creek Master Tenant, LLC	Delaware	100.00
JLLX Johns Creek, DST	Delaware	100.00
JLLX Johns Creek, LLC	Delaware	100.00
JLLX Mason Mill Master Tenant, LLC	Delaware	100.00
JLLX Mason Mill, DST	Delaware	100.00
JLLX Milford Crossing Master Tenant, LLC	Delaware	100.00
JLLX Milford Crossing, DST	Delaware	100.00
JLLX Penfield Master Tenant, LLC	Delaware	100.00
JLLX Penfield, DST	Delaware	100.00
JLLX San Marcos Master Tenant, LLC	Delaware	100.00
JLLX San Marcos, DST	Delaware	100.00
JLLX SJC Medical Office Master Tenant, LLC	Delaware	100.00
JLLX SJC Medical Office, DST	Delaware	100.00
JLLX Villas at Legacy Master Tenant, LLC	Delaware	100.00
JLLX Villas at Legacy, DST	Delaware	100.00
JLLX Montecito Marketplace Master Tenant, LLC	Delaware	100.00
JLLX Montecito Marketplace, DST	Delaware	100.00
JLLX Whitestown Master Tenant, LLC	Delaware	100.00
JLLX Whitestown, DST	Delaware	100.00
JLLX Louisville Airport Distribution Center Master Tenant	Delaware	100.00
JLLX Louisville Airport Distribution Center DST	Delaware	100.00
JLLX The Preserve at the Meadows Master	Delaware	100.00
JLLX The Preserve at the Meadows DST	Delaware	100.00
JLLX Rockwell Apartments Master Tenant	Delaware	100.00

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of March 27, 2023	State or Jurisdiction or Incorporation	Percent Owned
JLLX Rockwell Apartments DST	Delaware	100.00
JLLX Stony Point Master Tenant LLC	Delaware	100.00
JLLX Stony Point DST	Delaware	100.00
JLLX Reserve at Venice, DST	Delaware	100.00
JLLX Reserve at Venice Master Tenant LLC	Delaware	100.00
JLLX West Phoenix Distribution Center, DST	Delaware	100.00
JLLX West Phoenix Distribution Center Master Tenant, LLC	Delaware	100.00
ELPF Howell Mill LLC	Delaware	100.00
ELPF Kendall LLC	Delaware	100.00
ELPF Lafayette Subsidiary, Inc.	Delaware	100.00
Holding Lafayette LLC	Delaware	100.00
ELPF Lafayette Member LLC	Delaware	100.00
ELPF Lafayette LLC	Delaware	100.00
ELPF Norfleet LLC	Delaware	100.00
LIPT 1225 Michael Drive, LLC	Delaware	100.00
LIPT 1300-1350 Michael Drive, LLC	Delaware	100.00
LIPT 170 Park Avenue, LLC	Delaware	100.00
LIPT 2212 Vermont Drive, LLC	Delaware	100.00
LIPT 27th Avenue SE, LLC	Delaware	100.00
LIPT 3324 Trinity Boulevard, LLC	Delaware	100.00
LIPT 47 National Way Member, LLC	Delaware	100.00
LIPT 47 National Way, LP	Delaware	100.00
LIPT 4900 Boardwalk Drive, LLC	Delaware	100.00
LIPT 5 National Way Member, LLC	Delaware	100.00
LIPT 5 National Way, LP	Delaware	100.00
LIPT Allan Drive, LLC	Delaware	100.00
LIPT Ash Meadows Lane, LLC	Delaware	100.00
LIPT ASP Valencia, LLC	Delaware	100.00
LIPT Bath Road, LLC	Delaware	100.00
LIPT Belmont Avenue Urban Renewal, LLC	Delaware	100.00
LIPT Bixby Member, LLC	Delaware	100.00
LIPT Bixby JV, LLC	Delaware	95.00
LIPT Bixby I, LLC	Delaware	100.00
LIPT Bixby II, LLC	Delaware	100.00
LIPT Bixby III, LLC	Delaware	100.00
LIPT Bixby IV, LLC	Delaware	100.00
LIPT Bixby V, LLC	Delaware	100.00
LIPT Boulder Falls Street, LLC	Delaware	100.00
Boulder Falls Street JV, LLC	Delaware	95.00
LIPT Britannia Drive, LLC	Delaware	100.00
LIPT Charles Colton Road, LLC	Delaware	100.00
LIPT Clermont Road, LLC	Delaware	100.00
LIPT Collins Avenue, LLC	Delaware	100.00

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of March 27, 2023	State or Jurisdiction or Incorporation	Percent Owned
LIPT Colorado Boulevard, LLC	Delaware	100.00
LIPT Conestoga Parkway, LLC	Delaware	100.00
LIPT Corporate Drive, LLC	Delaware	100.00
LIPT East Germann Road, LLC	Delaware	100.00
LIPT East Greenway Parkway, LLC	Delaware	100.00
LIPT East Kaahumanu Avenue, LLC	Delaware	100.00
LIPT Foothill Boulevard, LLC	Delaware	100.00
LIPT Genesee Avenue, LLC	Delaware	100.00
LIPT Giant Road, LLC	Delaware	100.00
LIPT Grand Lakes GP LLC	Delaware	100.00
Cinco Grand & Fry Retail LP	Texas	90.00
LIPT Grand Lakes Retail LLC	Delaware	100.00
LIPT Highway 114, LLC	Delaware	100.00
LIPT Hogum Bay Road LLC	Delaware	100.00
LIPT Investors, LLC	Delaware	100.00
LIPT Johnson Ferry Road, LLC	Delaware	100.00
LIPT Kingston Member, LLC	Delaware	100.00
LIPT Lake Howell Apartments, LLC	Delaware	100.00
Kingston JV Apartments LLC	Delaware	80.00
LIPT Lane Parke, LLC	Delaware	100.00
LIPT Lewis Mittel, LLC	Delaware	100.00
LIPT Loan HoldCo, LLC	Delaware	100.00
LIPT Madison Industrial Lane, LLC	Delaware	100.00
LIPT MOB Portfolio I, LLC	Delaware	100.00
LIPT Gezon Parkway LLC	Delaware	100.00
LIPT Gilman Road, LLC	Delaware	100.00
LIPT Northeast 82nd Street, LLC	Delaware	100.00
LIPT Primrose Street, LLC	Delaware	100.00
LIPT Roe Boulevard, LLC	Delaware	100.00
LIPT Southwest 7 Highway, LLC	Delaware	100.00
LIPT Summergate Boulevard, LLC	Delaware	100.00
LIPT Virginia Station	Delaware	100.00
LIPT Zinfandel Drive, LLC	Delaware	100.00
LIPT NE Alderwood Road, LLC	Delaware	100.00
LIPT North Dayton Street, LLC	Delaware	100.00
LIPT North Jasper Drive, LLC	Delaware	100.00
LIPT North Jefferson Street, LLC	Delaware	100.00
LIPT North Moore Road, LLC	Delaware	100.00
Coppell Properties, LLC	Delaware	100.00
LIPT Northport Court, LLC	Delaware	100.00
LIPT Northport Loop East, LLC	Delaware	100.00
LIPT NW Buford Highway, LLC	Delaware	100.00
LIPT NW Cedar Falls Drive, LLC	Delaware	100.00

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of March 27, 2023	State or Jurisdiction or Incorporation	Percent Owned
LIPT Oak Grove, LLC	Delaware	100.00
LIPT Ontario Street, LLC	Delaware	100.00
LIPT Orchard Gateway, LLC	Delaware	100.00
LIPT Osgood Street, LLC	Delaware	100.00
LIPT Otay Mesa Road, LLC	Delaware	100.00
LIPT Presley, LLC	Delaware	100.00
Presley Uptown Venture, LLC	Delaware	100.00
LIPT PM, LLC	Delaware	100.00
LIPT Reems Road, LLC	Delaware	100.00
LIPT San Diego, Inc.	Delaware	100.00
LIPT Sanyo Avenue, LLC	Delaware	100.00
LIPT SFR Portfolio, LLC	Delaware	100.00
LIPT SFR Portfolio II, LLC	Delaware	100.00
LIPT Shepherdsville Road, LLC	Delaware	100.00
LIPT Spokane Street LLC	Delaware	100.00
LIPT Summergate Boulevard, LLC	Delaware	100.00
LIPT SW Fifth Avenue, LLC	Delaware	100.00
LIPT SW Oak Street, LLC	Delaware	100.00
LIPT Sylvan Way, LLC	Delaware	100.00
LIPT Thomas Parkway, LLC	Delaware	100.00
LIPT Touhy McCormick, LLC	Delaware	100.00
LIPT Tremington Member, LLC	Delaware	100.00
NWP Tremington JV LLC	Delaware	75.00
NWP Huntington Owner LLC	Delaware	100.00
NWP Tremont Owner LLC	Delaware	100.00
LIPT Trinity Boulevard, LLC	Delaware	100.00
LIPT Twin Lakes Member, LLC	Delaware	100.00
LIPT Twin Lakes, LP	Delaware	99.00
LIPT Valencia Commerceplex, LLC	Delaware	100.00
LIPT West Fountainhead Parkway, LLC	Delaware	100.00
LIPT West Frye Road, LLC	Delaware	100.00
LIPT West Frye Road Phase II, LLC	Delaware	100.00
LIPT Whitestone Boulevard, LLC	Delaware	100.00
LIPT Winchester Road, Inc.	Delaware	100.00
LIPT Woodside Court, LLC	Delaware	100.00
MIVPO Member LLC	Delaware	100.00
MIVPO LLC	Delaware	100.00